Exhibit 99.1

Virpax Pharmaceuticals Secures $2.5 Million Loan Financing and an Agreement
with an Institutional Investor to Negotiate Additional Funding

--Announces Reorganization of Board of Directors--

BERWYN, PA – July 8, 2024 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and anti-viral barrier indications, today announced that it has closed a $2.5 million secured loan financing from an institutional investor which enabled the final payment of its litigation settlement. As part of this financing, the Company’s Board of Directors has been reorganized, and has been reduced to seven members from eight. Four new board members have been selected by the institutional investor and appointed to the Board, and five Board members have resigned.

“This loan by the institutional investor, combined with an agreement to negotiate additional funding, will allow us to continue fulfilling our mission to develop non-addictive pain drugs as well as other CNS product candidates with high unmet medical need,” stated Gerald Bruce, CEO of Virpax Pharmaceuticals. “We believe we have a valuable portfolio of assets which was confirmed to us by the high level of interest we received at the recent BIO meeting in San Diego. Our new funding relationship gives us the confidence and flexibility to fund our programs moving forward.”

Additionally, Virpax announced the changes to its Board of Directors with the appointments of Ms. Judy Su, Mr. Gary Herman, Mr. Jatinder Dhaliwal and Ms. Katharyn Field. Resignations from Virpax’s Board were tendered effective upon consummation of the financing by Dr. Jeffrey Gudin, Dr. Thanigavelan Jambulingam, Mr. Michael Dubin, Mr. Jerrold Sendrow and Dr. Barbara Ruskin.

“We are excited to welcome our new Board members whom we anticipate will bring expertise and fresh vision to assist us as we move into our next stage of development. We expect to begin first-in-human trials in 2025,” continued Mr. Bruce.

Ms. Judy Su was lead pharmacist at a national drug store for six years and has knowledge and experience of large-scale retail distribution of scheduled drugs and medications. Currently, Ms. Su works as a pharmacist in the public sector. She has years of experience serving as an independent director for multiple publicly traded companies listed in Canada (CSE,TSX). Judy graduated in 2012 at the University of British Columbia with a bachelor’s degree in pharmacy.

Mr. Gary Herman is a seasoned investor. From 2006 until 2021, he co-managed Strategic Turnaround Equity Partners, LP (Cayman), and from 2005 until 2020 he was affiliated with Arcadia Securities LLC. Gary’s expertise extended to his role as a managing member of Abacoa Capital Management, LLC from January 2011 until August 2013, where his focus centered on the Global-Macro investment strategy. His background also includes tenure as an investment banker at Burnham Securities, Inc., a managing partner of Kingshill Group, Inc., and as a director for various public company boards. Mr. Herman received a B.S. in Political Science from the University at Albany, with minors in Business and Music.

Mr. Jatinder (Jay) Dhaliwal is a registered pharmacist and has served as CEO and director of multiple publicly traded companies listed on Canadian (CSE, TSX) and American (Nasdaq) exchanges. Mr. Dhaliwal is currently a director of a Nasdaq listed leading seed to patient cannabis producer in Europe as well as serving as an independent director of a Nasdaq listed premier marketing agency specialized in the liquor industry. Previously, he worked in an upper management role in a large national pharmacy and has extensive knowledge in agricultural, medical and pharmaceutical operations. Mr. Dhaliwal holds a Bachelor of Pharmacy from the University of British Columbia and a Bachelor of Science in biology from the University of Victoria.

Ms. Katharyn (Katie) Field’s background includes positions spanning both the private and public sectors and brings a wealth of experience and expertise in strategy consulting and executive leadership. Ms. Field is currently the CEO and Chairman of Halo Collective Inc., an Executive Director at Akanda Corporation, and the Chairperson of Aerwins Technology. She has held prominent positions at renowned organizations including in the White House in the office of the public liaison, the Brookings Institution as a manager of operations, and Bain & Company as a consultant. In 2014, Ms. Field entered the cannabis industry working with one of the original vertically integrated licensed medical marijuana treatment centers in Florida. Subsequently, she operated a strategy consulting practice focused on cannabis and served as Executive Vice President of Corporate Development at MariMed from 2018 to 2019. Ms. Field holds an MBA from Columbia Business School and a BA with honors from Stanford University.

“We are grateful to the outgoing Board members and thank them for their support and contributions,” concluded Mr. Bruce.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage severe pain, including post cancer pain. Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop one other prescription product candidate, NobrXiol™, which is being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax has competitive cooperative research and development agreements (CRADAs) for two of its prescription drug candidates, one with the National Institutes of Health (NIH) and one with the Department of Defense (DOD). Virpax is also seeking approval of two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended, including those described below. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms and include statements regarding an agreement to negotiate additional funding, allowing the Company to continue fulfilling its mission to develop non-addictive pain drugs as well as other CNS product candidates with high unmet medical need; the portfolio of assets which being valuable, the new funding relationship giving the Company confidence and flexibility to fund its programs moving forward, the new Board members bringing expertise and fresh vision to assist the Company as it moves into its next stage of development, and beginning the first-in-human trials in 2025. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors, including the contributions to be derived from the new board members, the ability to raise future funding sufficient to enable the Company to continue to fulfill its mission, fund its programs and begin first-in-human trials in 2025 and other factors listed under “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that the Company has filed with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Betsy Brod

Affinity Growth Advisors

Betsy.brod@affinitygrowth.com

(917) 923-8541

Media Contact:

Robert Cavosi
RooneyPartners
rcavosi@rooneypartners.com
(646) 638-9891

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